UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2013

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2013, NetScout Systems, Inc. (the “Company”) appointed Robert E. Donahue to its Board of Directors (the “Board”), effective immediately, as a Class II director. The appointment of Mr. Donahue brings the size of the Company’s Board to seven members. Mr. Donahue was also appointed to the Company’s Audit Committee and Compensation Committee.

Mr. Donahue, age 65, is currently on the board of directors of Sycamore Networks, Inc., an intelligent optical networking and multiservice access provider, where he has served since July 2007. Mr. Donahue served on the board of directors of Cybersource Corporation, a leading provider of electronic payment and risk management solutions, from November 2007 to August 2010. From August 2004 to November 2007, Mr. Donahue served as the President and Chief Executive Officer of Authorize.Net Holdings, Inc., a leading transaction processing company, before it was acquired by Cybersource Corporation in November 2007. Mr. Donahue also served as a member of Authorize.Net’s board of directors from January 2004 until November 2007.

In connection with the appointment of Mr. Donahue as an independent director, Mr. Donahue was granted restricted stock units representing 1,301 shares of the Company’s common stock under the terms and conditions of the Company’s 2007 Equity Incentive Plan, as amended. These restricted stock units vest 100% on the date of the Company’s 2013 annual meeting of stockholders provided that Mr. Donahue attends at least 75%, collectively, of the meetings of the Board and any committee of the Board of which he is a member that occur before such meeting. If the foregoing attendance requirements are not met, then 100% of these restricted stock units will vest on the third anniversary of the date of grant. The 1,301 restricted stock units represent a pro rated portion of the Company’s annual grant to non-employee directors pursuant to its previously filed non-employee director compensation policy. In addition, pursuant to the Company’s non-employee director compensation policy, upon the vesting of these restricted stock units, Mr. Donahue will receive approximately $22,000 to defray the corresponding tax liability.

Mr. Donahue will be entitled to a pro rated portion of all other applicable compensation described in the Company’s non-employee director compensation policy based upon his service prior to the Company’s 2013 annual meeting of stockholders. The Company also intends to enter into its standard form of indemnification agreement with Mr. Donahue, the form of which was previously filed as Exhibit 10.2 to Company’s Current Report on Form 8-K filed on September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua Chief Financial Officer

Date: March 14, 2013